Exhibit (10)(b)


                                December 22, 1988


MetLife - State Street Income Trust
One Financial Center
Boston, MA 02111

Gentlemen:

         As counsel to MetLife - State Street Income Trust, a voluntary association of the type commonly known as a business trust organized under the laws of the Commonwealth of Massachusetts (the "Trust"), we have been asked to render our opinion in connection with the proposed issuance by the Trust of shares of MetLife - State Street Managed Assets, a series of the Trust which has been established and designated pursuant to a Certificate of Amendment dated December 16, 1988 to the Trust's Agreement and Declaration of Trust (also referred to as the Master Trust Agreement) dated December 23, 1985, as amended (collectively the "Declaration"), all as more fully described in the Prospectus and Statement of Additional Information contained in the Registration Statement on Form N-1A filed by the Trust, as amended (the "Registration Statement").

         We have examined the Declaration and By-Laws of the Trust, the records of the meetings and written consents of the Board of Trustees and shareholders of the Trust, the Prospectus and Statement of Additional Information contained in the Registration Statement and such other documents, records and certificates as we deemed necessary for purposes of this opinion.

         Based upon the foregoing, we are of the opinion that the Trust has been duly organized and is validly existing pursuant to the laws of the Commonwealth of Massachusetts, and that the shares of beneficial interest of the Trust which are the subject of the foregoing Registration Statement will, when sold in accordance with the terms of the Prospectus and Statement of Additional Information in effect at the time of the sale, be legally issued, fully paid and non-assessable by the Trust.

         We consent to being named in the Prospectus and Statement of Additional Information and to a copy of this opinion being filed as an exhibit to the foregoing Registration Statement.

                                             Very truly yours,

                                             /s/ Goodwin, Procter & Hoar
                                             GOODWIN, PROCTER & HOAR